UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AKEBIA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

n/a

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Commencing on March 27, 2023, Akebia Therapeutics, Inc. plans to provide the following communication to its employees.

Hello Team,

Akebia filed a revised definitive proxy statement for a special stockholder meeting (Special Meeting) to be held on April 11, 2023, at 10:00 a.m. ET. If you were a holder of Akebia stock on February 16, 2023, the established record date of the Special Meeting, you are entitled to vote your shares on the matters that will be decided at the meeting.

You should have received an email and will receive a physical notice from Broadridge requesting that you vote such shares. Please note that the email will have come from MORGAN STANLEY via the email address id@proxyvote.com and will include any shares you may hold in Shareworks or that are held with another broker.

This is a friendly reminder to please vote your shares as soon as possible.

IF YOU HAD ALREADY VOTED USING THE PRIOR PROXY CARD, YOU MUST VOTE AGAIN USING

THE REVISED PROXY CARD IN ORDER FOR YOUR VOTE TO BE COUNTED.

Akebia’s board of directors strongly recommends that stockholders vote “FOR” each of the proposals presented at the Special Meeting.

As described in the proxy statement (available here: https://ir.akebia.com/sec-filings/sec-filing/defr14a/0001193125-23-073252), the four proposals to be voted on are:

•	Proposal 1: to approve amendments to our Ninth Amended and Restated Certificate of Incorporation, as amended:

•

(a) to effect a reverse stock split of our outstanding common stock at a ratio of not less than 1-for-5 and not greater than 1-for-20, with the exact ratio to be set within that range at the discretion of our Board of Directors, at any time prior to the one-year anniversary of the date on which the reverse stock split is approved by the Company’s stockholders at the Special Meeting without further approval or authorization of our stockholders and with our Board of Directors able to elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion (“Proposal 1(a)”), and

•

(b) in connection therewith, to decrease the number of authorized shares of our common stock on a basis proportional to the reverse stock split ratio (“Proposal 1(b)” and, together with Proposal 1(a), the “Reverse Stock Split Proposals”);

•

Proposal 2: to approve an amendment to our Ninth Amended and Restated Certificate of Incorporation, as amended, to set the number of authorized shares of our common stock at a number determined by calculating the product of 350,000,000 multiplied by two times (2x) the reverse stock split ratio, subject to approval by our stockholders and our implementation of the Reverse Stock Split Proposals (the “Authorized Shares Proposal”); and

•

Proposal 3: to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of either of the Reverse Stock Split Proposals (Proposal 1(a) or 1(b)) (the “Adjournment Proposal”).

On March 24, 2023, we issued a press release to announce the revised definitive proxy statement and summarize the primary purpose of executing a reverse stock split, the primary purpose to increase the price per share of Akebia’s common stock to enable Akebia to comply with the Nasdaq continued listing requirements and avoid delisting. The release also outlines the potential impact of delisting from Nasdaq.

To vote your shares please go to www.proxyvote.com and follow the instructions provided in the email or physical notice, or scan the QR code on the physical notice.

Akebia will host an optional, open forum on Thursday, March 30 at 10:00 a.m. ET for any employee who has questions related to the definitive proxy. You are welcome to join by clicking the ZOOM link: [link to be inserted].

Thank you for your support.